EXHIBIT 10.19
Amendment No. 8 to the
Pfizer Supplemental Savings Plan (the “PSSP”)
(Amended and Restated as of January 1, 2016)
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(New material underlined; deletions crossed out)

1.New Appendix I is added to read as follows:
APPENDIX I
SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES TRANSFERRED TO EMPLOYMENT WITH VIATRIS INC.

Effective as of the Distribution Date (“Closing Date”) as defined in that certain Separation and Distribution Agreement by and between Pfizer Inc. and Upjohn Inc., dated as of July 29, 2019 (the “SDA”), this Appendix I sets out the additional provisions that apply to those certain employees of the Company (the “Transferred Viatris Employees”) whose employment is transferred to Viatris Inc. pursuant to the terms of the SDA:

1.As of the Closing Date, Transferred Viatris Employees are no longer eligible to participate in the Plan.

2.For purposes of any Matching Contribution paid with respect to the 2020 plan year, the Closing Date for each such Transferred Viatris Employee shall be considered to have occurred on the last day of the applicable quarter of 2020.

3.For purposes of the Retirement Savings Contribution paid with respect to the 2020 plan year, the Closing Date for each such Transferred Viatris Employee shall be considered to have occurred on the last day of 2020.

4.Effective as of the Closing Date, any unvested Retirement Savings Contributions in the Accounts of Transferred Viatris Employees shall be vested.